UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

BARNES GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following communication was sent to employees of Barnes Group Inc. on October 7, 2024:

Barnes Employee Communication from Barnes CEO

To: All Barnes Employees
From: Thomas Hook, President and CEO
Subject: Exciting Business Update
Date: Monday, October 7, 2024

I am reaching out with exciting news about the future of Barnes. Moments ago, we announced that Barnes has agreed to be acquired by funds managed by affiliates of Apollo Global Management, Inc. Upon completion of the transaction, Barnes will be delisted from the New York Stock Exchange and become a privately held company, which will provide us increased flexibility to invest in our 5 Growth Vectors and continue driving performance. This includes accelerating our Core Business Execution to deliver Top Line, Bottom Line and Pipeline growth.

You can read more about it in the press release that we issued here.

Let me share how we arrived at this milestone and why we are confident it is the right next step in Barnes’ evolution. As you know, Barnes has long served as a trusted partner to some of the world’s most important companies, delivering products and services across a range of aerospace and industrial sub-sectors. Over the past several quarters, we have made tremendous strides to unlock the Company’s full potential by investing in our business, reshaping our portfolio, innovating our platforms and strengthening our financial performance. This impressive progress, coupled with the long-standing strength of our business, led to interest in our company from outside parties. As such, our Board of Directors and management team carefully reviewed a range of potential opportunities. We determined that the transaction with Apollo Funds best positions Barnes for long-term success and is in the best interest of our shareholders, employees, customers, suppliers and all stakeholders.

By way of background, Apollo is a high-growth global alternative asset manager that is headquartered in New York City, with offices across North America, Europe and Asia. Apollo has a 35-year track record of investing in companies like Barnes that have leading businesses, strong teams and solid performance, and helping to position them for long-term, sustainable growth. Our agreement with the Apollo Funds is a testament to their belief in our transformation strategy and our ongoing work spearheaded by the Barnes Transformation Office, as well as our advanced manufacturing capabilities, technology and portfolio of strong businesses. Importantly, the Apollo Funds support our management team and strategic vision, and recognize the strength and talent of our nearly 6,000 dedicated and highly skilled employees around the world. We are confident the Apollo Funds are eager to work with our global team and will seek to be value-added partners as we continue executing on the many initiatives already underway and many more to come.

As you all know, we are in the early innings of a period of transformational growth. Under the Apollo Funds’ ownership, we aim to accelerate our transformation, enhance our capabilities, broaden our product offerings and create new opportunities for growth and innovation. This ensures we can continue meeting and exceeding our customers’ needs for aerospace and industrial products, systems and solutions. We are confident that Apollo is the ideal partner for Barnes at this time in our journey.

While this is exciting news, I want to reiterate that today’s announcement is just the first step. In the meantime, we must continue to operate business as usual within the Company. Looking ahead, completion of the transaction is subject to approval of Barnes’ shareholders and certain regulatory approvals. Until the transaction is completed, which we expect to occur before the end of Q1 2025, it is important that we all stay focused on continuing to deliver the same standard of excellence our customers and partners know they will get with Barnes.

I recognize you may have questions about what this means for you. We have put together the attached FAQ to address your immediate questions and provide more insight into this transaction. We will also be hosting town halls and employee meetings at our sites throughout today and in the coming days – I encourage you all to attend. In the meantime, if you have any questions, please contact your direct manager or human resources. While we don’t have all the answers today, please know that we are committed to keeping you informed as we move through this process. Importantly, if you receive any inquiries from the media or third parties, please forward them to our Vice President, Investor Relations, Bill Pitts at **** or **** who will respond on the Company’s behalf.

This transaction is a testament to your hard work and dedication to Barnes. Thank you for all that you do every day to make Barnes the incredible company it is, and to live up to our proud history.

1.	What does it mean to become a private company? Does this mean we are a private company today? What happens when the transaction is completed?
•
Upon completion of the transaction, Barnes will be delisted from the New York Stock Exchange and become a privately held company owned by an investment fund managed by affiliates of Apollo Global Management, Inc. (the “Apollo Funds”).

•	When the transaction closes, Barnes’ shareholders will have their shares converted into the right to receive $47.50 per share in cash.
•
Once the transaction is completed, outstanding stock awards will vest in full (or pro rata in the case of awards granted on or after October 7, 2024) and be converted into the right to receive cash consideration of $47.50 for each share underlying the awards (less the applicable exercise price in the case of stock options).

•
While this is a change in the Company’s ownership structure, we are confident in our transformation strategy and our ongoing work spearheaded by the Barnes Transformation Office, as well as the initiatives we have underway, and we do not expect this transaction to change our strategy or business priorities.

•	We expect the transaction to close before the end of Q1 2025. Until the transaction is completed, Barnes remains a publicly traded company, and we are operating as usual.

2.	How will this transaction affect employees? What will happen to my job at Barnes? Will there be layoffs or changes to the workforce?
•	We are continuing to operate business as usual and your current roles and reporting relationships will continue as usual during this time.
•	It is important that we all stay focused on continuing to deliver the same standard of excellence our customers and partners expect from Barnes.
•
As we move through the process of completing the transaction, we’ll be working with the Apollo Funds to plan for the organization to start operating as a private company after the closing and we will have more information to share.

•	While we don’t have all the answers today, please know that we are committed to keeping you informed as we move through this process.

3.	How will this announcement affect my day-to-day responsibilities? Will my reporting structure change?
•	We will continue to operate business as usual within the Company and most employees should expect no change in day-to-day responsibilities and reporting structure.
•	We’ll be working with the Apollo Funds to plan for the organization to start operating as a private company after the closing and we will have more information to share as we move forward.

4.	What happens between now and closing?
•	We are operating our business as usual.
•	We will be seeking shareholder and certain regulatory approvals to complete the transaction and during that time.
•	Over the coming months, we’ll be working with the Apollo Funds to plan for the organization to start operating as a private company after the closing.
•	We’ll keep you informed as we move through the process.

5.	Will Barnes continue to be headquartered in Bristol, Connecticut? Will there be changes to Barnes’ other facilities and operating locations?
•	We will continue to operate and manage our businesses as we do today under the Barnes name and brand.
•	While we don’t have all the answers today, please know that we are committed to keeping you informed as we move through this process.

6.	When will we receive updates? What if I have additional questions?
•	We realize there will be many questions in the coming weeks, and we appreciate your patience.
•	We will regularly communicate updates and answer questions as we move along in this process. We are committed to keeping you informed as any important developments occur.
•	If you have additional questions, you can reach out to your direct manager or human resources.

Additional Information About the Merger and Where to Find It
This communication relates to the proposed transaction involving Barnes Group. In connection with the proposed transaction, Barnes Group will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Barnes Group’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Barnes Group may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF BARNES GROUP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting Barnes Group’s investor relations website, https://ir.onebarnes.com/home/default.aspx.

Participants in the Solicitation
Barnes and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Barnes’ directors and executive officers is available in Barnes’ proxy statement for the 2024 annual meeting of stockholders, which was filed with the SEC on March 29, 2024 (the “Annual Meeting Proxy Statement”). Please refer to the sections captioned “Director Compensation,” “Executive Compensation,” and “Stock Ownership” in the Annual Meeting Proxy Statement. To the extent holdings of such participants in Barnes’ securities have changed since the amounts described in the Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC:  Form 4, filed by Elijah Kent Barnes on May 6, 2024; Form 4, filed by Jakki L. Haussler on May 6, 2024; Form 4, filed by Richard J. Hipple on May 6, 2024; Form 4, filed by Daphne E. Jones on May 6, 2024; Form 4, filed by Neal J. Keating on May 6, 2024; Form 4, filed by Hans-Peter Männer on May 6, 2024; Form 4, filed by Anthony V. Nicolosi on May 6, 2024; Form 4, filed by JoAnna Sohovich on May 6, 2024; Form 4, filed by Adam J. Katz on May 6, 2024; Form 4, filed by Julie K. Streich on July 22, 2024; Form 4, filed by Dawn N. Edwards on July 22, 2024; Form 4, filed by Marian Acker on July 22, 2024; Form 4, filed by Elijah Kent Barnes on August 5, 2024; Form 4, filed by Marian Acker on August 13, 2024; Form 4, filed by Dawn N. Edwards on August 13, 2024; Form 4, filed by Thomas J. Hook on August 13, 2024; Form 4, filed by Jay B. Knoll on August 13, 2024; Form 4, filed by Ian M. Reason on August 13, 2024; Form 4, filed by Julie K. Streich on August 13, 2024; and Form 3, filed by Troy W. Ingianni on September 20, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements
This communication contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding our ESG goals, commitments, and strategies. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. In addition, we have based some of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Such factors, risks and uncertainties include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the parties to the proposed transaction or extend the anticipated timetable for completion of the proposed transaction; (2) the failure to obtain approval of the proposed transaction from the Company’s shareholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of the Company to meet expectations regarding the timing and completion of the transaction; (7) the impacts resulting from the conflict in Ukraine, the Middle East or any other geopolitical tensions; and (8) the impacts of any pandemics, epidemics or infectious disease outbreaks.

For additional information and detailed discussion of these risks, uncertainties, and other potential factors that could affect our business and performance and cause actual results or outcomes to differ materially from the results, performance or achievements addressed in our forward-looking statements is included in our other filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update its forward-looking statements, which speak as of their respective dates, whether as a result of new information, future events, or otherwise.